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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 2-79663, Post-Effective Amendment No. 1 to Registration Statement No. 33-12513,Registration Statement No. 33-18877,Registration Statement No. 33-22106,Registration Statement No. 33-44236,Registration Statement No. 33-53968,Registration Statement No. 33-49785, Registration Statement No. 33-49849, Registration Statement No. 33-51071, Registration Statement No. 33- 51735,Registration Statement No. 33-58563,Registration Statement No. 333-10797,Registration Statement No. 333-13115, Registration Statement No. 333-16563, Registration Statement No. 333-88225, Registration Statement No. 333-88709, Registration Statement No. 333-57958, Registration Statement No. 333-61856, Registration Statement No. 333-42768 and Registration Statement No. 333-101430 on Forms S-8 and Post-Effective Amendment No. 1 to Registration Statement No. 333-51617,Registration Statement No. 333-88666 and Amendment No. 1 to Registration Statement No. 333-88666 on Forms S-3 of our report dated January 22,2003,appearing in this Annual Report on Form 10-K of Union Pacific Corporation for the year ended December 31,2002.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Omaha,Nebraska
February 21,2003